                                                                    Exhibit 4.15

                           FORM OF SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement") is made as of the ____ day of ________, 2002, by WEIRTON STEEL CORPORATION, a Delaware corporation, having an address at 400 Three Springs Drive, Weirton, West Virginia 26062 ("Debtor"), to and for the benefit of J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee under the Notes Indenture (as hereinafter defined) ("Notes Secured Party"), having an address at ________________________ and CITY OF WEIRTON, WEST VIRGINIA, a municipal corporation duly organized and existing under the Constitution and laws of the State of West Virginia ("Bond Issuer"), having an address at 200 Municipal Plaza, Weirton, West Virginia 26062 (the Bond Issuer and any other holder of the Bond Issuer's interest in this Agreement including, without limitation, the Bond Trustee (as hereinafter defined), shall sometimes hereinafter be referred to as the "Bond Secured Party"; the Notes Secured Party and the Bond Secured Party are hereinafter sometimes collectively referred to as the "Secured Parties" and individually referred to as a "Secured Party").


                                    RECITALS:

         A. In connection with the Debtor's issuance of its 10% Senior Secured Notes Due 2008 in the original aggregate principal amount of $__________ (the "Notes"), Debtor and Notes Secured Party executed that certain Indenture, dated as of even date herewith (as amended from time to time, the "Notes Indenture").

         B. The Bond Issuer has entered into an Indenture of Trust, dated as of even date herewith (as amended from time to time, the "Bond Indenture"), with J.P Morgan Trust Company, National Association, as trustee (the "Bond Trustee") for the purpose of issuing and securing the Bond Issuer's Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 in the original aggregate principal amount of $____________ (the "Bonds").

         C. Contemporaneously with the execution of the Bond Indenture, the Bond Issuer and Debtor have entered into that certain Agreement, dated as of even date herewith (as amended from time to time, the "Bond Loan Agreement"), whereby the Bond Issuer has agreed to make a loan to Debtor in the original principal amount of $_____________ from the proceeds of the issuance or exchange of the Bonds (the "Bond Loan").

         D. Debtor is the owner of certain real and personal property more particularly described in the Notes Indenture and Bond Loan Agreement as the "Hot Mill Collateral", the "Tandem Mill Collateral" and the "Tin Mill Collateral".

         E. As security for the Obligations (as hereinafter defined), the Debtor has executed and delivered certain deeds of trust (collectively, the "Deeds of Trust") for the benefit of the Secured Parties encumbering the real property constituting the "Hot Mill

Collateral", the "Tanden Mill Collateral" and the "Tin Mill Collateral" (as such terms are defined in the Notes Indenture and Bond Loan Agreement).

         F. Fleet Capital Corporation, a Rhode Island corporation ("First Secured Party"), J.P. Morgan Trust Company, National Association, in its capacity as collateral agent ("Collateral Agent") under the Second Lien Intercreditor Agreement (as hereinafter defined), the Notes Secured Party, and the Bonds Secured Party have entered into that certain Intercreditor Agreement, dated of even date herewith (as amended from time to time, the "First Lien Intercreditor Agreement") that, among other things, governs the relative rights, responsibilities and obligations between First Secured Party and Collateral Agent, on behalf of each of the Secured Parties, with respect to, among other things, the Collateral (as hereinafter defined).

         G. The Notes Secured Party, Bond Secured Party and Collateral Agent have entered into that certain Collateral Agency and Second Lien Intercreditor Agreement, dated of even date herewith (as amended from time to time, the "Second Lien Intercreditor Agreement"), that, among other things, governs the relative rights, responsibilities and obligations between the Notes Secured Party and Bond Secured Party with respect to, among other things, the Collateral.

         H. Notes Secured Party and Bond Secured Party require, as a condition to their entering into the Bond Indenture and Bond Loan Agreement, respectively, that Debtor grant a security interest to the Secured Parties of all of its right, title and interest in and to the Collateral as additional security for the Obligations.

         NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:


                                   ARTICLE 1

                               GRANTS OF SECURITY

         Section 1.1 Collateral. Debtor does hereby irrevocably pledge and assign to Secured Parties, and grant a security interest to Secured Parties in, subject to the rights of the First Secured Party under the First Lien Documents (as hereinafter defined in Section 11.15), the following property, rights, interests and estates now owned or leased, or hereafter acquired by Debtor (collectively, the "Collateral"):

                  (a) All equipment and fixtures (as such terms are defined in the Uniform Commercial Code of West Virginia (the "UCC")) now owned or existing or hereafter created, acquired or arising (whether or not later moved) now or hereafter located on or within any portion of the real property more particularly described on Exhibit A-1, Exhibit A-2, and Exhibit A-3 attached hereto (the "Land"), including without limitation the assets described on Exhibit B-1, Exhibit B-2, and Exhibit B-3 attached hereto (but specifically excluding those assets described on Exhibit C


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

         attached hereto), and all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor, together with all books, records, writings, data bases, information and other similar property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to the Land or any of the foregoing (collectively, "Equipment");

                  (b) All Pledged Accounts (as hereinafter defined) and other accounts held by or for the benefit of each of the Secured Parties pursuant to the terms of their respective Debt Instruments (as hereinafter defined) and all other reserves, escrows or impounds required under the Debt Instruments, together with all books, records, writings, data bases, information and other similar property relating to, used, or useful in connection with, or evidencing, embodying, incorporating or referring to the Pledged Accounts;

                  (c) All proceeds (as such term is defined in the UCC), products, rents, profits and returns of and from all or any part of the property described in the preceding clauses (a) and (b); and

                  (d) Any and all after-acquired right, title and interest of Debtor in and to any of the property described in clause (c) above.

         Notwithstanding anything to the contrary contained herein, in no event shall the Collateral include, nor shall Debtor be deemed to have granted to Secured Parties a lien on or security interest in, any of the Project Assets or any property arising from or as a result of the disposition of any of the Project Assets. As used herein, "Project Assets" shall mean all of the pollution control equipment (as equipment is defined in the UCC) and fixtures (as defined in the UCC) located at Debtor's Weirton, West Virginia steel making facility, the purchase and/or installation of which were financed or refinanced with the proceeds of the City of Weirton, West Virginia's Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 issued by the City of Weirton, West Virginia.

         Section 1.2 Security Agreement. This Agreement constitutes a "security agreement" within the meaning of the UCC and other applicable law and with respect to the Collateral. The Collateral includes personal property and all other rights and interests, whether tangible or intangible in nature, of Debtor in the Collateral. By executing and delivering this Agreement, Debtor hereby grants to Secured Parties, as security for the Obligations, a security interest in the Collateral to the full extent that the Collateral may be subject to the UCC.

         Section 1.3 Financing Statements. Debtor hereby authorizes the recordation and filing by the Secured Parties, or either of them, of one or more financing statements and any continuations thereof to perfect their security interest in the Collateral.


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         Section 1.4 Pledge of Monies Held. Debtor hereby pledges to the Secured
Parties, subject to the rights of the First Secured Party under the First Lien Documents, any and all monies now or hereafter held by or for the benefit of the Secured Parties as additional security for the Obligations until expended or applied as provided in the Debt Instruments. Such monies pledged hereunder shall include, without limitation, (i) any sums deposited with the "Agent" (as such term is defined in the First Lien Intercreditor Agreement) and held in a "Pledged Account" (as defined in the First Lien Intercreditor Agreement), (ii) any sums deposited with the Secured Parties, or otherwise held by the Collateral Agent for the benefit of the Secured Parties, and held in an account by or for the benefit of the Secured Parties, and (iii) any insurance or condemnation proceeds of the Collateral held by or for the benefit of the Secured Parties.


                                   ARTICLE 2

                               OBLIGATIONS SECURED

         Section 2.1 Obligations. This Agreement is given to secure the following (collectively, the "Obligations"):

                  (a) the payment of amounts owing under the Notes (the "Notes Debt") and the performance and observance of all covenants and conditions contained in this Agreement, the Deeds of Trust, the Notes Indenture and any other documents and instruments now or hereafter executed by Debtor to evidence, secure or guarantee the payment of all or any portion of the Notes Debt under the Notes Indenture, this Agreement or the Deeds of Trust, and any and all renewals, extensions, amendments and replacements of this Agreement, the Deeds of Trust, the Notes Indenture and any such other documents and instruments (the Notes, the Notes Indenture, this Agreement, the Deeds of Trust and any other documents and instruments now or hereafter executed and delivered in connection with the Notes, the Notes Indenture and any and all amendments, renewals, extensions and replacements hereof and thereof, being sometimes referred to collectively as the "Notes Instruments"); and

                  (b) the payment of amounts owing under the Bond Loan Agreement and the performance and observance of all covenants and conditions contained in this Agreement, the Deeds of Trust, the Bond Loan Agreement and any other documents and instruments now or hereafter executed by Debtor to evidence, secure or guarantee the payment of all or any portion of the Bond Loan under the Bond Loan Agreement, this Agreement or the Deeds of Trust, and any and all renewals, extensions, amendments and replacements of this Agreement, the Deeds of Trust, the Bond Loan Agreement and any such other documents and instruments (the Bond Loan Agreement, this Agreement, the Deeds of Trust and any other documents and instruments now or hereafter executed and delivered in connection with the Bond Loan, the Bond Loan Agreement and any and all amendments, renewals, extensions and


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         replacements hereof and thereof, being sometimes referred to collectively as the "Bond Instruments"; the Notes Instruments and the Bond Instruments are hereinafter sometimes collectively referred to as the "Debt Instruments").


                                   ARTICLE 3

                      DEBTOR REPRESENTATIONS AND WARRANTIES

         Debtor represents and warrants to Secured Parties that:

         Section 3.1 Warranty of Title. Debtor has good title to all of the Collateral, free and clear of all liens, encumbrances, charges and security interests whatsoever except for the Authorized Liens (as defined in each of the respective Deeds of Trust). This Agreement creates valid, enforceable second priority security interests against the Collateral subject only to the Permitted Encumbrances (as defined in each of the respective Deeds of Trust) and the lien of the First Secured Party under the First Lien Documents.

         Section 3.2 Financing Statements. As of the date hereof, no financing statements covering the Collateral are on file in any public office, except the financing statements relating to the security interest created hereby and financing statements filed in connection with the First Lien Documents.

         Section 3.3 Power and Authority. Debtor has full power, authority and legal right to execute this Agreement and to pledge, assign, sell, transfer and warrant the Collateral pursuant to the terms hereof and to keep and observe all of the terms hereof and has obtained all consents required to grant to Secured Parties a security interest in the Collateral.

         Section 3.4 Valid Obligations. Debtor has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Debtor, enforceable against it in accordance with the terms of this Agreement.

         Section 3.5 Place of Business; Jurisdiction of Incorporation. Debtor's principal place of business is located in Hancock County, West Virginia and its chief executive office is located in Brooke County, West Virginia at the address set forth in the first paragraph of this Agreement. Debtor is incorporated and existing under the laws of the State of Delaware and its Delaware corporate identification number is ____________. Debtor is duly authorized to transact business in the State of West Virginia.


                                   ARTCILE 4

                                DEBTOR COVENANTS

         Debtor covenants and agrees that:

         Section 4.1 Obligations and this Security Agreement. Debtor shall perform promptly all of its agreements herein.


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

         Section 4.2 Collection; Secured Party's Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interests hereby granted and preserve, defend, enforce and collect the Collateral. Whether Collateral is or is not in the possession of the Secured Parties, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, either of the Secured Parties at its option, may pay any such costs and expenses and/or discharge encumbrances on Collateral, and such payment shall be a part of the Obligations. Debtor agrees to reimburse such Secured Party on demand for any costs so incurred.

         Section 4.3 Additional Documents. Debtor shall sign any papers reasonably furnished by the Secured Parties or do and perform such other acts and things which are reasonably necessary in the judgment of the Secured Parties to obtain, maintain and perfect the security interests created hereby and to enable the Secured Parties to comply with the Federal Assignment of Claims Act or any other federal or state law necessary to obtain or perfect the Secured Parties' interests in Collateral or to obtain proceeds of Collateral.

         Section 4.4 Delivery of Receipts to Secured Party. Subject to the rights of the First Secured Party under the First Lien Documents, upon Secured Parties' demand and to the extent required under the Debt Instruments, Debtor will deposit, upon receipt, all checks, drafts, cash or other remittances received as proceeds of any Collateral in a special bank account in a bank of Secured Parties' choice over which Secured Parties alone shall have power of withdrawal. The funds in said account shall be held by Secured Parties or the Collateral Agent on their behalf as security for the Obligations. Said proceeds shall be deposited in the form received, except the endorsement of Debtor where necessary to permit collection of items, which endorsements Debtor agrees to make, but which each of the Secured Parties is authorized to make on Debtor's behalf. Pending such deposits, Debtor agrees that it will not mingle any such checks, drafts, cash or remittances required to be deposited with any of the Debtor's other funds or property, but will hold them separate and apart therefrom and upon an express trust for the Secured Parties until deposit thereof is made in the special account. Subject to the rights of the First Secured Party under the First Lien Documents, Secured Parties may from time to time apply the whole or any part of the funds in the special account against the Obligations.

         Section 4.5 Records of Collateral. Debtor at all times will maintain accurate books and records covering the Collateral. Secured Parties are hereby given the right to audit the books and records of Debtor relating to Collateral upon reasonable written notice to Debtor.

         Section 4.6 Notice of Changes. Debtor will notify the Secured Parties of any change in the Collateral that could reasonably be expected to have a material adverse effect on the Collateral as a whole, of a change in the location of its principal place of business or chief executive offices, and of any Event of Default (as hereinafter defined).


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

         Section 4.7 Waivers by Debtor. Debtor hereby waives (i) notices of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligations, (ii) presentment, demand, notice of dishonor, and protest, and (iii) notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of any person liable for the Obligations or any part thereof, notice of any Event of Default, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended or renewed one or more times by the Secured Parties in their discretion, without notice to Debtor.

         Section 4.8 Other Parties and Other Collateral. No renewal or extension of or any other indulgence with respect to the Obligations or any part thereof, no release of any security, no release of any person (including any maker, endorser, guarantor or surety) liable on the Obligations, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of the Secured Parties under the law, hereunder, or under any other agreement pertaining to the Collateral. Secured Parties need not file suit or assert a claim for personal judgment against any person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing upon the Collateral for the purpose of paying the Obligations. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that the Secured Parties shall have no duty or obligation to Debtor to apply to the Obligations any such other security or proceeds thereof.

         Section 4.9 Change of Name, Identity or Structure. Debtor will not change Debtor's name or its jurisdiction of incorporation without providing thirty (30) days prior written notice to the Secured Parties.

         Section 4.10 Covenants Respecting Taxes, Liens and Care of Collateral. Each of the covenants set forth in Sections 1.4, 1.5 and 1.8 of the respective Deeds of Trust shall also be applicable to the Collateral to the same extent as if such covenants were set forth herein in their entirety and were specifically made applicable to the Collateral, this Agreement and/or the Obligations, as applicable. Such covenants are hereby incorporated herein by reference as if fully set forth herein, modified, as applicable, to apply to the Collateral (rather than the "Property"), this Agreement (rather than the "Deed of Trust") and the Obligations (rather than the "Borrower's Liabilities").

         Section 4.11 Liens on Collateral. Debtor shall keep the Collateral free from all liens, encumbrances, charges and security interests except for the security interest hereby created and except for Authorized Liens.

         Section 4.12 Transfer or Encumbrance of Collateral. Debtor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease or encumbrance of the Collateral, any part thereof, or any interest therein in violation of the Debt Instruments.


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

                                   ARTICLE 5

                          DEBTOR/CREDITOR RELATIONSHIP

         Section 5.1 Relationship of Debtor and Secured Party. The relationship between Debtor and each of the Secured Parties is solely that of debtor and creditor, and neither of the Secured Parties has any fiduciary or other special relationship with Debtor, and no term or condition of the Debt Instruments shall be construed so as to deem the relationship between Debtor and either of the Secured Parties to be other than that of debtor and creditor.


                                   ARTICLE 6

                               FURTHER ASSURANCES

         Section 6.1 Recording of Security Instrument, Etc. Debtor forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will cause this Agreement and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Secured Parties in, the Collateral. Debtor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Debt Instruments and any note or mortgage supplemental hereto, any security instrument with respect to the Collateral and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any security instrument with respect to the Collateral or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

         Section 6.2 Further Acts, Etc. Debtor will, at the cost of Debtor, and without expense to the Secured Parties, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Secured Parties shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Secured Parties the property and rights hereby granted, confirmed, pledged, assigned, and warranted or intended now or hereafter so to be, or which Debtor may be or may hereafter become bound to convey or assign to Secured Parties, or for carrying out the intention or facilitating the performance of the terms of the Agreement.

         Section 6.3 Amended Financing Statements. Debtor will execute and deliver to the Secured Parties, prior to or contemporaneously with the effective date of any such change, any financing statement or change thereof required by the Secured Parties to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Secured Parties, Debtor shall execute a certificate in form satisfactory to the Secured Parties listing the trade names under which Debtor intends to



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operate the Collateral, and representing and warranting that Debtor does business under no other trade name with respect to the Collateral.


                                    ARTICLE 7

                                     DEFAULT

         Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

         (a) an "Event of Default" under and as defined in the Notes Indenture or any of the other Notes Instruments;

         (b) an "Event of Default" under and as defined in the Bond Loan Agreement or any of the other Bond Instruments; and

         (c) a failure by Debtor to timely perform or observe any material covenant, obligation or liability contained in this Agreement and, unless such failure is an "Event of Default" under Section 7.1(a) or (b) above, such failure is not cured within sixty (60) days after the sooner to occur of (i) Debtor's receipt of notice of such failure from the Secured Parties or either one or (ii) the date on which such failure first becomes known to any officer of Debtor.


                                    ARTICLE 8

                               RIGHTS AND REMEDIES

         Section 8.1 Remedies. 1. Subject to the rights of the First Secured Party under the First Lien Documents to the extent then in effect, upon the occurrence of any Event of Default and at any time thereafter, Debtor agrees that the Secured Parties may declare the Obligations in whole or in part immediately due and payable and may enforce payment of the same and take such action, without notice or demand, as they deem advisable to protect and enforce their rights against Debtor and in and to the Collateral, including, but not limited to the following, each of which may be pursued concurrently or otherwise, at such time and in such order as the Secured Parties may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of the Secured Parties:

         (i) exercise any and all rights and remedies granted to a secured party upon default under the UCC, as amended from time to time, or any other applicable uniform commercial code, or any other statute or rule of law or equity or under the provisions of any third party agreement in favor of the Secured Parties, all of which may be exercised successively or concurrently, including, without limiting the generality of the foregoing: (i) the right to take possession of the Collateral or any part thereof, and to take such other measures as Secured Parties may deem necessary for the care, protection and preservation of the Collateral, and (ii) request Debtor at its expense to assemble the Collateral and make it available to Secured Parties at a convenient place in Weirton, West Virginia acceptable to Secured Parties; further, Secured Parties may sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more lots at public or private sale or sales, at any exchange, broker's board or at any of the Secured Parties' offices or elsewhere upon such terms and conditions as they may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Secured Parties upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is, to the extent permitted by law, hereby expressly waived or released. Any notice of sale, disposition or other intended action by Secured Parties with respect to the Collateral sent to Debtor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Debtor; and

         (ii) exercise all other rights and remedies of the Secured Parties under this Agreement and all other rights and remedies available to the Secured Parties under applicable law.

         (b) The Secured Parties will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include Secured Parties' reasonable attorney's fees and legal expenses. The Debtor acknowledges and agrees that any private sale of the Collateral may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees, to the extent permitted by applicable law, that any such private sale shall be deemed to have been made in a commercially reasonable manner. To the extent permitted by the laws of the State of West Virginia, in the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Collateral, this Agreement shall continue as a lien and security interest on the remaining portion of the Collateral unimpaired and without loss of priority.

         Section 8.2 Application of Proceeds. Subject to the rights of the First Secured Party under the First Lien Documents, after deducting all reasonable costs and expenses of every kind incurred by the Secured Parties or incidental to the care, safekeeping or otherwise of any and all of the Collateral, the purchase money, proceeds and avails of any disposition of the Collateral, or any part thereof, or any other sums collected by the Secured Parties pursuant to this Agreement or the Deeds of Trust, may be applied by the Secured Parties to the payment of the Obligations in accordance with the Second Lien Intercreditor Agreement to the extent then in effect. Only after credit against the Obligations and after the payment by the Secured Parties of any other amount required by any provision of law, including, without limitation, the UCC, need the Secured Parties' account for the surplus, if any, to the Debtor.

         Section 8.3 Waiver of Rights Under UCC; Deficiency. The Debtor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Secured Parties are entitled and the reasonable costs, fees and expenses of any attorney employed by the Secured Parties to collect such deficiency.

         Section 8.4 Actions and Proceedings. After the occurrence and during the continuance of an Event of Default, the Secured Parties have the right to appear in and defend any action or proceeding brought with respect to the Collateral and to bring any action or proceeding, in the name and on behalf of Debtor, which Secured Parties, in their discretion, decide should be brought to protect their interest in the Collateral.

         Section 8.5 Other Rights, Etc. 1. No delay or failure of the Secured Parties in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any right or remedy hereunder shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by the Secured Parties contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions hereof. The Secured Parties may specifically waive any of their rights under this Agreement without invalidating the entire Agreement. Nothing herein contained, nor anything done or omitted to be done by the Secured Parties pursuant hereto, shall be deemed a waiver by the Secured Parties of any of their rights or remedies hereunder or under any of the Debt Instruments or under applicable law.

         (b) The rights of the Secured Parties under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Secured Parties shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. The Secured Parties shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         Section 8.6 Right to Release any Portion of the Collateral. The Secured Parties, or the Collateral Agent on their behalf to the extent provided in the Debt Instruments, may release any portion of the Collateral for such consideration as Secured Parties or Collateral Agent, as applicable, may require and in accordance with the terms of the Debt Instruments without, as to the remainder of the Collateral, in any way impairing or affecting the lien or priority of this Agreement, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Secured Parties for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Secured Parties may require without being accountable for so doing to any other lienholder. This Agreement shall continue as a lien and security interest in the remaining portion of the Collateral.

         Section 8.7 Right of Entry. Each of the Secured Parties and its agents shall have the right upon prior written notice to enter and inspect the Collateral at all reasonable times upon reasonable advance notice to Debtor.

         Section 8.8 Exercise of Remedies by Secured Parties. Notwithstanding anything to the contrary contained herein, the ability of a Secured Party to accelerate the

Debtor's Obligations hereunder and/or exercise any of the remedies provided for in this Article 8, shall be subject to and governed by any limitations or restrictions on such rights as may be set forth in the Notes Indenture (if such Secured Party is the Notes Secured Party) or the Bond Loan Agreement (if such Secured Party is the Bond Secured Party), and in either case, by any limitations or restrictions on such rights as may be set forth in the First Lien Intercreditor Agreement to the extent then in effect (provided, however, for purposes of the foregoing and in the interest of clarity, Debtor is not intended to be a third party beneficiary of the limitations and restrictions on the Secured Parties' rights to accelerate and exercise remedies contained in the First Lien Intercreditor Agreement).



                                    ARTICLE 9

                                     WAIVERS

         Section 9.1 Waivers by Debtor. DEBTOR WAIVES (a) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE SECURED PARTIES ON WHICH DEBTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER SECURED PARTIES MAY DO IN THIS REGARD; (b) NOTICE PRIOR TO SECURED PARTIES' TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE SECURED PARTIES TO EXERCISE ANY OF SECURED PARTIES' REMEDIES; (c) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND
(d) NOTICE OF ACCEPTANCE HEREOF.

         Section 9.2 Waiver of Trial By Jury. DEBTOR AND SECURED PARTIES HEREBY WAIVE ANY RESPECTIVE RIGHT THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


                                   ARTICLE 10

                                     NOTICES

         Section 10.1 Notices. All notices, consents, approvals or other communications required under the terms and provisions of this Agreement shall be in writing and sent to the following addresses:

         If to Notes Secured Party: J.P. Morgan Trust Company,
                                       National Association

                                    ------------------------------------

                                    ------------------------------------
                                    Attention:
                                                ------------------------
                                    Facsimile No.
                                                  ----------------------

         If to Bond Secured Party:  J.P. Morgan Trust Company,
                                       National Association

                                    ------------------------------------

                                    ------------------------------------
                                    Attention:
                                                ------------------------
                                    Facsimile No.
                                                  ----------------------


         If to Debtor:              Weirton Steel Corporation
                                    400 Three Springs Drive
                                    Weirton, West Virginia  26062
                                    Attention:  Secretary and General Counsel
                                    Facsimile No. (304) 797-3484

Notices shall be deemed to have been duly given (a) if delivered personally or otherwise actually received, (b) if sent by overnight delivery service, (c) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (d) if sent by facsimile. Notice mailed as provided in clause (c) above shall be effective on the earlier of the date of actual receipt or three (3) business days after its deposit. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.


                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

         Section 11.1 Choice of Law. This agreement shall be governed, construed, applied and enforced in accordance with the laws of the State of West Virginia, without regard to the principles of conflicts of laws.

         Section 11.2 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         Section 11.3 Inapplicable Provision. If any term of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of the term shall not be affected thereby.

         Section 11.4 Attorney's Fees for Enforcement. Debtor shall pay, on demand, any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by any Secured Party in protecting its interest in the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate (as such term is defined in the respective Deeds of Trust) from the date paid or incurred by such Secured Party until such expenses are paid by Debtor.

         Section 11.5 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement may be used interchangeably in singular or plural form and the word "Debtor" shall mean "each Debtor and any subsequent owner or owners of the Collateral or any part thereof or any interest therein," the word "Secured Party" or "Secured Parties" shall mean "Secured Party[ies] and any subsequent holder of the Obligations," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Collateral" shall include any portion of the Collateral and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all reasonable attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by any Secured Party in protecting its interest in the Collateral and enforcing its rights under the this Agreement.

         Section 11.6 Headings, Etc. The headings and captions of various Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         Section 11.7 No Oral Change. This Agreement and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Debtor or either of the Secured Parties, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         Section 11.8 Liability. This Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of the Secured Parties and their respective successors and assigns.

         Section 11.9 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         Section 11.10 Preference. To the extent that either of the Secured Parties receives any payment or proceeds of the Collateral for the Obligations, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such Secured Party.

         Section 11.11 Cumulative Remedies. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently and are not exclusive of any right or remedy provided by law.

         Section 11.12 No Partial Release. The satisfaction or discharge of any part of the Obligations hereby secured shall not in any way satisfy or discharge this Agreement, but this Agreement shall remain in full force and effect so long as any of the Obligations remain outstanding.

         Section 11.13 Limitation of Liability. Neither of the Secured Parties nor any of their respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their gross negligence or willful misconduct.

         Section 11.14 Taxes. Should any documentary stamp or other tax now or hereafter become payable with respect to this Agreement or its execution or delivery, Debtor will promptly, following demand therefor, pay the same and hold Secured Parties harmless from the cost of same.

         Section 11.15 First Lien Documents. With respect to that certain Amended and Restated Loan and Security Agreement, dated as of ____________, 2002, by and among the Debtor, the First Secured Party, the other agent party thereto and the lenders from time to time party thereto (the "Senior Loan Agreement") and the other Loan Instruments (as defined in the Mortgages (as such term is defined in the Senior Loan Agreement)) (together with the First Lien Intercreditor Agreement, collectively, the "First Lien Documents"); Debtor covenants and agrees to give the Secured Parties notice of any uncured default following any applicable grace period by any party under the First Lien Documents within ten (10) days of Debtor becoming aware of such default and promptly to deliver to the Secured Parties a copy of each notice of default and all other notices, amendments, communications, plans, specifications and other statements, responses, similar instruments received or delivered by Debtor relating thereto.

         Section 11.16 Subordination. (a) Each Secured Party acknowledges and agrees that its respective security interests and rights hereunder are subject to the rights of the First Secured Party as set forth in the First Lien Documents.

         (b) Each Secured Party agrees to subordinate the lien of this Agreement to (i) the lien described in subparagraph (a) of the definition of "Permitted Liens" as set forth in (A) the Notes Indenture until the full repayment of the Notes Debt and the termination and release of the Notes Secured Party's interest in this Agreement, and thereafter, (B) the Bond Loan Agreement, and (ii) the lien described in subparagraph (p) of the definition of

"Permitted Liens" (but only to the extent such lien secures refinancing indebtedness secured by a lien referred to in subparagraph (a) of the definition of "Permitted Liens") as set forth in (A) the Notes Indenture until full repayment of the Notes Debt and termination and release of the Notes Beneficiary's interest in this Agreement, and thereafter, (B) the Bond Loan Agreement.

                   [THE REMAINDER OF THIS PAGE IS LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been executed by Debtor as of the day and year first above written.

                                       WEIRTON STEEL CORPORATION,
                                       a Delaware corporation


                                       By:
                                           ------------------------------------
                                            Name:
                                            Title: